Registration Nos. 33-24980, 33-46691, 33-55750, 33-65370, 33-75742, 333-108599

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

POST-EFFECTIVE AMENDMENT NO. 1 to
Form S-8 Registration Statement No. 33-24980
Form S-8 Registration Statement No. 33-46691
Form S-8 Registration Statement No. 33-55750
Form S-8 Registration Statement No. 33-65370
Form S-8 Registration Statement No. 33-75742
Form S-8 Registration Statement No. 333-108599

UNDER
THE SECURITIES ACT OF 1933
__________________________

AIR METHODS CORPORATION
(Exact name of registrant as specified in its charter)
__________________________

Delaware	84-0915893
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7301 South Peoria
Englewood, Colorado 80112
(303) 792-7400
(Address of principal executive offices)

Air Methods Corporation Nonemployee Director Stock Option Plan
Air Methods Corporation Equity Compensation Plan for Nonemployee Directors
Air Methods Corporation 1995 Stock Option Plan
(Full title of the plan)
__________________________

Crystal L. Gordon Senior Vice President, General Counsel and Secretary 7301 South Peoria Englewood, Colorado 80112 (303) 792-7400	With a copy to: Kristin Lentz, Esq. Davis Graham & Stubbs LLP 1550 Seventeenth Street, Suite 500 Denver, Colorado 80202
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

This Post-Effective Amendment filed by Air Methods Corporation, a Delaware corporation (the “Registrant”), relates to the following previously registered shares of the Registrant’s common stock, $0.06 par value per share, under the registration statements listed below (the “Registration Statements”) concerning shares issuable under certain director and employee equity plans. The Registrant is filing these post effective amendments to the Registration Statements (the “Post-Effective Amendments”) in order to deregister any securities registered and unissued under the Registration Statements and to terminate the Registration Statements as to such shares. The approximate number of unissued shares is set forth below with respect to each Registration Statement. The shares are being removed from registration and the Registration Statements are being terminated as to such shares because the plans referenced below have now expired or been terminated and no more shares will be issued thereunder.

Registration No.	Date Filed With the SEC	Name of Equity Plan or Agreement	Number of Shares Originally Registered	Approximate Number of Shares Deregistered1
33-46691	3/26/1992	Nonemployee Director Stock Option Plan	125,0003	0
33-65370	7/1/1993		175,000	0

33-65370	7/1/1993	Equity Compensation Plan for Nonemployee Directors	150,000	150,000

33-24980	10/13/19882	1995 Stock Option Plan	133,3333	0
33-46691	3/26/1992		116,6673	0
33-55750	12/15/1992		300,000	0
33-65370	7/1/1993		200,000	0
33-75742	2/25/1994		750,000	0
333-108599	9/5/2003		2,000,000	120,541
__________________________

1	A “0” in this column indicates that all shares originally registered under the registration statement were issued.
2	Deregistration also applies to the Post-Effective Amendment No. 1 to Form S-8 filed with the Securities and Exchange Commission on November 1, 1988.
3	Represents number of shares on a post-split basis following the Company’s 1 for 6 stock split completed in 1992.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 30, 2012.

AIR METHODS CORPORATION

By:	/s/ Aaron D. Todd
	Name:	Aaron D. Todd
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aaron D. Todd	Chief Executive Officer
Aaron D. Todd	(Principal Executive Officer)	October 30, 2012

/s/ Trent J. Carman	Chief Financial Officer
Trent J. Carman	(Principal Financial Officer)	October 30, 2012

/s/ Sharon J. Keck	Chief Accounting Officer
Sharon J. Keck	(Principal Accounting Officer)	October 30, 2012

/s/ David Kikumoto
David Kikumoto	Chairman of the Board	October 30, 2012

/s/ George W. Belsey
George W. Belsey	Director	October 30, 2012

/s/ Ralph J. Bernstein
Ralph J. Bernstein	Director	October 30, 2012

/s/ Mark D. Carleton
Mark D. Carleton	Director	October 30, 2012

/s/ John J. Connolly
John J. Connolly	Director	October 30, 2012

/s/ Jeffrey A. Dorsey
Jeffrey A. Dorsey	Director	October 30, 2012

/s/ Carl H. McNair, Jr.
Carl H. McNair, Jr.	Director	October 30, 2012

Signature	Title	Date

/s/ Lowell D. Miller, Ph.D.
Lowell D. Miller, Ph.D.	Director	October 30, 2012

/s/ Morad Tahbaz
Morad Tahbaz	Director	October 30, 2012